UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of MEC Products Consent Agreement with The Coca-Cola Company. On March 26, 2015, Coca-Cola Bottling Co. Consolidated (the “Company”), through its operating subsidiary, CCBCC Operations, LLC, and Monster Energy Company (“MEC”), an operating subsidiary of Monster Beverage Corporation, entered into a new distribution agreement (the “MEC Distribution Agreement”) granting the Company rights to distribute energy drink products offered, packaged and/or marketed by MEC under the primary brand name “Monster” (the “MEC Products”) throughout the same geographic territory the Company currently services for the distribution of Coca-Cola™ products (the “Territory”). The Company began distributing MEC Products pursuant to the MEC Distribution Agreement on or about April 6, 2015.

The Company had previously entered into an agreement (the “MEC Products Consent Agreement”) with The Coca-Cola Company (acting through its Coca-Cola North America Division) whereby The Coca-Cola Company consented to the Company distributing MEC Products pursuant to the MEC Distribution Agreement in that portion of the Territory where the Company did not currently distribute MEC Products (the “Additional MEC Products Territory”). Effective May 20, 2015, the Company and The Coca-Cola Company have terminated the MEC Products Consent Agreement.

The Company expects to enter into a new agreement with The Coca-Cola Company that will require the Company to make semi-annual payments to The Coca-Cola Company during the term of the MEC Distribution Agreement based on a specified amount per standard physical case of MEC Products sold by the Company in the Additional MEC Products Territory.

Relationship between the Parties to the MEC Products Consent Agreement. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company and its affiliates.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 30, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date:	May 22, 2015	By:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar, Secretary and Senior Vice President, Planning and Administration